UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Centerville Road, Suite 400 Wilmington, DE 19808
(Address of principal executive offices) (Zip Code)

(302) 252-9160

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CFX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 28, 2022, Colfax Corporation (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders voted on two proposals described in the Company’s definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on January 18, 2022. The final voting results are as follows:

Proposal No. 1 – Reverse Stock Split and Authorized Share Reduction

The Company’s stockholders voted upon and approved three alternative amendments to the Company’s Amended and Restated Certificate of Incorporation to effect (i) a reverse stock split of the Company’s common stock, at one of three reverse stock split ratios, one-for-two, one-for-three or one-for-four, with an exact ratio to be determined by the Company’s board of directors at a later date from the three designated alternatives and (ii) if and when the reverse stock split is effected, a corresponding reduction in the number of authorized shares of the Company’s common stock by the selected reverse stock split ratio.

Votes Cast For	Votes Cast Against	Abstentions
144,785,399	137,418	35,337

Proposal No. 2 – Adjournment of Special Meeting

The Company’s stockholders voted upon and approved a proposal to one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1.

Votes Cast For	Votes Cast Against	Abstentions
121,379,270	23,542,326	36,558

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2022

COLFAX CORPORATION

By:	/s/ Christopher M. Hix
Name: Christopher M. Hix
Title: Executive Vice President, Finance,
Chief Financial Officer
(Principal Financial Officer)